N E W S
Cimarex Energy Co. 1700 Lincoln Street, Suite 3700 Denver, CO 80203 Phone: (303) 295-3995

Cimarex Reports First Quarter 2018 Results

•	Daily production averaged 206.1 MBOE; oil production up 25% Y-O-Y

•	Sales Agreements in place for bulk of Permian gas production

•	Robust Avalon well results in Lea County

•	Full-year 2018 production and capital guidance unchanged

DENVER, May 8, 2018 - Cimarex Energy Co. (NYSE: XEC) today reported first quarter 2018 net income of $186.3 million, or $1.96 per share, compared to $131.0 million, or $1.38 per share, in the same period a year ago. First quarter adjusted net income (non-GAAP) was $173.6 million, or $1.82 per share, compared to first quarter 2017 adjusted net income (non-GAAP) of $99.7 million, or $1.05 per share.1 Net cash provided by operating activities was $383.1 million in the first quarter of 2018 compared to $249.5 million in the same period a year ago. Adjusted cash flow from operations (non-GAAP) was $367.2 million in the first quarter of 2018 compared to $265.8 million in the first quarter a year ago1.

Total company production for the quarter came in at the high end of guidance, averaging 206.1 thousand barrels of oil equivalent (MBOE) per day. Oil production averaged 65,212 barrels per day, up six percent from fourth quarter 2017 levels.

Realized oil prices averaged $59.93 per barrel, up 26 percent from the $47.71 per barrel received in the first quarter of 2017. Realized natural gas prices averaged $2.28 per thousand cubic feet (Mcf) down 24 percent from the first quarter 2017 average of $3.01 per Mcf. NGL prices were down 1 percent and averaged $20.19 per barrel from the $20.40 per barrel received in the same period of 2017. Realized prices for 2018 reflect the adoption of Accounting Standards Codification 606 (ASC 606). See table below (Impact of ASC 606) for comparison of realized prices for 2018 for pre- and post ASC 606.

Natural gas prices were negatively impacted by increased local price differentials. In addition, gas takeaway in the Permian Basin between now and when planned additional pipeline capacity is expected to be operational (second half of 2019) has raised concerns about the ability of operators to move gas out of the basin. Cimarex has taken a number of steps to ensure the flow of our natural gas production out of the Permian Basin. We have agreed to terms for the sale of more than 98 percent of our projected Permian Basin natural gas production through October 2019.

Cimarex invested $313 million in exploration and development (E&D) during the first quarter, of which $264 million is attributable to drilling and completion activities. First quarter investments were funded with cash flow from operations. Total debt at March 31, 2018 consisted of $1.5 billion of long-term notes. Cimarex had no borrowings under its revolving credit facility and a cash balance of $464 million. Debt was 35 percent of total capitalization2.

2018 Outlook
Second quarter 2018 production volumes are expected to average 200 - 209 MBOE per day. Total daily production volumes for full year 2018 remain unchanged at 211 – 221 MBOE per day. Full-year estimated exploration and development capital investment remains unchanged at $1.6 – 1.7 billion.

Expenses per BOE of production for the remainder of 2018 are estimated to be:

Production expense	$3.80 - 4.30
Transportation, processing and other expense*	2.40 - 3.00
DD&A and ARO accretion	7.50 - 8.10
General and administrative expense	1.20 - 1.50
Taxes other than income (% of oil and gas revenue)	5.75 - 6.25%

*Reflects adoption of ASC 606 (see Impact of ASC6 table below).

Operations Update
Cimarex invested $313 million in E&D during the first quarter, 61 percent in the Permian Basin and 38 percent in the Mid-Continent. Cimarex brought 54 gross (15 net) wells on production during the quarter. At March 31, 125 gross (48 net) wells were waiting on completion. Cimarex currently is operating 13 drilling rigs.

WELLS BROUGHT ON PRODUCTION BY REGION

	Three Months Ended March 31,
	2018	2017

Gross wells
Permian Basin	17	25
Mid-Continent	37	45
	54	70
Net wells
Permian Basin	9	16
Mid-Continent	6	10
	15	26

Permian Region
Production from the Permian region averaged 114,218 BOE per day in the first quarter, a 19 percent increase from first quarter 2017. Oil volumes averaged 49,845 barrels per day, representing 44 percent of the region’s total equivalent production, and a 21 percent increase from first quarter 2017. Total production increased two percent sequentially, with oil production up five percent.

Cimarex completed 17 gross (9 net) wells in the Permian region during the first quarter. There were 52 gross (28 net) wells waiting on completion at March 31.

Activity in the region for the quarter included nine wells completed in the Wolfcamp, Avalon and Bone Spring formations. Of note, in Lea County, New Mexico, two Avalon wells were brought on-line during the first quarter. The Coriander AOC 1-12 State 1H, a 10,000-foot lateral, had an average peak 30-day initial production rate of 3,333 BOE (2,233 barrel of oil) per day and the Thyme APY FED 19H, 5,000-foot lateral, had an average peak 30-day initial production rate of 2,059 BOE (1,420 barrels of oil) per day.

Cimarex currently is operating ten drilling rigs and three completion crews in the region.

Mid-Continent Region
Production from the Mid-Continent averaged 91,433 BOE per day for the first quarter, up 13 percent versus first quarter 2017 and up four percent sequentially.

During the first quarter, Cimarex completed 37 gross (6 net) wells in the Mid-Continent region. At the end of the quarter, 73 gross (20 net) wells were waiting on completion. Cimarex currently is operating three drilling rigs and two completion crews in the region.

Production by Region
Cimarex’s average daily production and commodity price by region is summarized below:

DAILY PRODUCTION BY REGION

	Three Months Ended March 31,
	2018	2017

Permian Basin
Gas (MMcf)	237.9	200.9
Oil (Bbls)	49,845	41,039
NGL (Bbls)	24,725	21,624
Total Equivalent (BOE)	114,218	96,140

Mid-Continent
Gas (MMcf)	295.5	285.0
Oil (Bbls)	15,225	11,053
NGL (Bbls)	26,959	22,151
Total Equivalent (BOE)	91,433	80,697

Total Company
Gas (MMcf)	534.7	487.2
Oil (Bbls)	65,212	52,181
NGL (Bbls)	51,719	43,804
Total Equivalent (BOE)	206,050	177,190

AVERAGE REALIZED PRICE BY REGION

	Three Months Ended March 31,
	2018*	2017

Permian Basin
Gas ($ per Mcf)	2.23	2.89
Oil ($ per Bbl)	59.75	47.95
NGL ($ per Bbl)	20.76	18.22

Mid-Continent
Gas ($ per Mcf)	2.31	3.09
Oil ($ per Bbl)	60.53	46.81
NGL ($ per Bbl)	19.67	22.53

Total Company
Gas ($ per Mcf)	2.28	3.01
Oil ($ per Bbl)	59.93	47.71
NGL ($ per Bbl)	20.19	20.40

*Realized prices for 2018 reflect the adoption of ASC 606. See "Impact of ASC 606" table for a comparison of 2018 realized prices on a pre- and post-ASC 606 basis.

Other
The following table summarizes the company’s current open hedge positions:

		2Q18	3Q18	4Q18	1Q19	2Q19	3Q19
Gas Collars:	PEPL(3)
	Volume (MMBtu/d)	130,000	100,000	70,000	60,000	60,000	30,000
	Wtd Avg Floor	2.35	2.28	2.21	2.17	2.17	1.93
	Wtd Avg Ceiling	2.66	2.52	2.46	2.42	2.42	2.18

	El Paso Perm(3)
	Volume (MMBtu/d)	100,000	80,000	60,000	50,000	50,000	30,000
	Wtd Avg Floor	2.15	2.06	1.97	1.88	1.88	1.60
	Wtd Avg Ceiling	2.43	2.28	2.19	2.12	2.12	1.87

Oil Collars:	WTI(4)
	Volume (Bbl/d)	31,000	27,000	21,000	15,000	15,000	8,000
	Wtd Avg Floor	47.97	47.67	48.76	49.07	49.07	50.00
	Wtd Avg Ceiling	58.35	58.25	59.33	61.49	61.49	66.21

Oil Basis Swaps:	WTI Midland(5)
	Volume (Bbl/d)	15,000	21,000	16,000	13,000	13,000	8,000
	Weighted Avg Differential(6)	(0.78)	(1.94)	(2.25)	(2.60)	(2.60)	(3.93)

Conference call and webcast
Cimarex will host a conference call tomorrow, May 9, at 11:00 a.m. EDT (9:00 a.m. MT). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To join the live, interactive call, please dial 866-367-3053 ten minutes before the scheduled start time (callers in Canada dial 855-669-9657 and international callers dial 412-902-4216).

A replay will be available on the company’s website.

Investor Presentation
For more details on Cimarex’s first quarter 2018 results, please refer to the company’s investor presentation available at www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the “2018 Outlook” contains projections for certain 2018 operational and financial metrics. These forward-looking statements are based on management’s judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.
Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including among other things: oil, NGL and natural gas price levels and volatility; higher than expected costs and expenses, including the availability and cost of services and materials; compliance with environmental and other regulations; risks associated with operating in one major geographic area; environmental liabilities; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; declines in the values of our oil and gas properties resulting in impairments; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; costs and availability of third party facilities for gathering, processing, refining and transportation; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions and disposal of produced water; unexpected future capital expenditures; economic and competitive conditions; the availability and cost of capital; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; derivative and hedging activities; the success of the company's risk management activities; title to properties; litigation; the ability to complete property sales or other transactions; the effectiveness of controls over financial reporting; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

FOR FURTHER INFORMATION CONTACT
Cimarex Energy Co.
Karen Acierno
303-285-4957

www.cimarex.com

1	Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures. See below for reconciliations of the related GAAP amounts.

2	Debt to total capitalization is calculated by dividing long-term debt by long-term debt plus stockholders’ equity.

3	PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index and El Paso Perm is El Paso Permian Basin index both as quoted in Platt’s Inside FERC.

4	WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

5	Index price on basis swaps is WTI Midland as quoted by Argus Americas Crude.

6	Index price on basis swaps is WTI NYMEX less the weighted average differential shown in table.

RECONCILIATION OF ADJUSTED NET INCOME

The following reconciles net income as reported under generally accepted accounting principles (GAAP) to adjusted net income (non-GAAP) for the periods indicated.

	Three Months Ended March 31,
	2018	2017
	(in thousands, except per share data)

Net income	$186,318	$130,972
Mark-to-market loss (gain) on open derivative positions	(16,548)	(49,921)
Tax impact	3,872	18,671
Adjusted net income	$173,642	$99,722
Diluted earnings per share	$1.96	$1.38
Adjusted diluted earnings per share*	$1.82	$1.05

Weighted-average number of shares outstanding:
Adjusted diluted**	95,475	95,166

Adjusted net income and adjusted diluted earnings per share exclude the noted items because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP measures because:

a)	Management uses adjusted net income to evaluate the company's operating performance between periods and to compare the company's performance to other oil and gas exploration and production companies.

b)	Adjusted net income is more comparable to earnings estimates provided by research analysts.

* Does not include adjustments resulting from application of the "two-class method" used to determine earnings per share under GAAP.

** Reflects the weighted-average number of common shares outstanding during the period as adjusted for the dilutive effects of outstanding stock options.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net cash provided by operating activities to adjusted cash flows from operations (non-GAAP) for the periods indicated.

	Three Months Ended March 31,
	2018	2017
	(in thousands)
Net cash provided by operating activities	$383,093	$249,514
Change in operating assets and liabilities	(15,859)	16,320

Adjusted cash flow from operations	$367,234	$265,834

Management uses the non-GAAP financial measure of adjusted cash flow from operations as a means of measuring our ability to fund our capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of net cash provided by operating activities. Management believes this non-GAAP financial measure provides useful information to investors for the same reason, and that it is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

IMPACT OF ASC 606

Effective January 1, 2018, Cimarex adopted the provisions of Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”). Application of ASC 606 has no impact on our net income or cash flows from operations; however, certain costs classified as Transportation, processing, and other operating expenses in the statement of operations under prior accounting standards are now reflected as deductions from revenue under ASC 606. The following tables present certain Pre- and Post-ASC 606 amounts:

REVENUES
	Three Months Ended March 31,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
	(in thousands)
Oil sales	$351,723	$351,723	$224,066
Gas sales	$112,677	$109,721	$131,945
NGL sales	$105,613	$93,997	$80,426

AVERAGE REALIZED PRICE BY REGION
	Three Months Ended March 31,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
Permian Basin
Gas ($ per Mcf)	2.33	2.23	2.89
Oil ($ per Bbl)	59.75	59.75	47.95
NGL ($ per Bbl)	23.36	20.76	18.22

Mid-Continent
Gas ($ per Mcf)	2.35	2.31	3.09
Oil ($ per Bbl)	60.53	60.53	46.81
NGL ($ per Bbl)	22.07	19.67	22.53

Total Company
Gas ($ per Mcf)	2.34	2.28	3.01
Oil ($ per Bbl)	59.93	59.93	47.71
NGL ($ per Bbl)	22.69	20.19	20.40

TRANSPORTATION, PROCESSING, AND OTHER OPERATING EXPENSES
	Three Months Ended March 31,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
	(in thousands, except per BOE)
Transportation, processing, and other operating expenses	$59,737	$45,165	$55,023
Per BOE	$3.22	$2.44	$3.45

OIL AND GAS CAPITALIZED EXPENDITURES

	Three Months Ended March 31,
	2018	2017
	(in thousands)
Acquisitions:
Proved	$62	$5
Unproved	2,159	3,033
	2,221	3,038

Exploration and development:
Land and seismic	$10,097	$77,185
Exploration and development	303,372	228,467
	313,469	305,652

Sales proceeds:
Proved	$(24,964)	$65
Unproved	(4,860)	(4,966)
	(29,824)	(4,901)

	$285,866	$303,789

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

	Three Months Ended March 31,
	2018	2017
	(in thousands, except per share information)
Revenues:
Oil sales	$351,723	$224,066
Gas and NGL sales	203,718	212,371
Gas gathering and other	11,693	10,739
	567,134	447,176
Costs and expenses:
Depreciation, depletion, amortization, and accretion	133,919	97,436
Production	71,271	62,421
Transportation, processing, and other operating	45,165	55,023
Gas gathering and other	9,823	8,427
Taxes other than income	30,188	21,313
General and administrative	23,321	18,034
Stock compensation	6,730	6,288
Loss (gain) on derivative instruments, net	(4,159)	(43,861)
Other operating expense, net	203	616
	316,461	225,697

Operating income	250,673	221,479

Other (income) and expense:
Interest expense	16,783	21,052
Capitalized interest	(4,810)	(6,641)
Other, net	(4,567)	(2,210)

Income before income tax	243,267	209,278
Income tax expense	56,949	78,306
Net income	$186,318	$130,972

Earnings per share to common stockholders:
Basic	$1.96	$1.38
Diluted	$1.96	$1.38

Dividends declared per share	$0.16	$0.08

Weighted-average number of shares outstanding:
Basic	93,699	93,389
Diluted	93,737	93,428

Comprehensive income:
Net income	$186,318	$130,972
Other comprehensive income:
Change in fair value of investments, net of tax	(190)	402
Total comprehensive income	$186,128	$131,374

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	Three Months Ended March 31,
	2018	2017
	(in thousands)
Cash flows from operating activities:
Net income	$186,318	$130,972
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion, amortization, and accretion	133,919	97,436
Deferred income taxes	56,949	78,312
Stock compensation	6,730	6,288
Loss (gain) on derivative instruments, net	(4,159)	(43,861)
Settlements on derivative instruments	(12,389)	(6,060)
Changes in non-current assets and liabilities	(900)	1,019
Other, net	766	1,728
Changes in operating assets and liabilities:
Accounts receivable	44,722	(44,662)
Other current assets	1,603	(2,965)
Accounts payable and other current liabilities	(30,466)	31,307
Net cash provided by operating activities	383,093	249,514
Cash flows from investing activities:
Oil and gas capital expenditures	(323,455)	(311,841)
Sales of oil and gas assets	29,824	4,901
Sales of other assets	432	45
Other capital expenditures	(19,056)	(8,082)
Net cash used by investing activities	(312,255)	(314,977)
Cash flows from financing activities:
Financing fees	—	(26)
Dividends paid	(7,602)	(7,577)
Employee withholding taxes paid upon the net settlement of equity-classified stock awards	(305)	(938)
Proceeds from exercise of stock options	345	36
Net cash used by financing activities	(7,562)	(8,505)
Net change in cash and cash equivalents	63,276	(73,968)
Cash and cash equivalents at beginning of period	400,534	652,876
Cash and cash equivalents at end of period	$463,810	$578,908

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31, 2018	December 31, 2017
Assets	(in thousands, except share and per share information)
Current assets:
Cash and cash equivalents	$463,810	$400,534
Accounts receivable, net of allowance	415,248	460,174
Oil and gas well equipment and supplies	54,223	49,722
Derivative instruments	36,157	15,151
Other current assets	8,552	10,054
Total current assets	977,990	935,635
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	17,795,832	17,513,460
Unproved properties and properties under development, not being amortized	475,665	476,903
	18,271,497	17,990,363
Less – accumulated depreciation, depletion, amortization, and impairment	(14,869,223)	(14,748,833)
Net oil and gas properties	3,402,274	3,241,530
Fixed assets, net of accumulated depreciation of $301,407 and $290,114, respectively	216,873	210,922
Goodwill	620,232	620,232
Derivative instruments	9,441	2,086
Other assets	33,554	32,234
	$5,260,364	$5,042,639
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$100,417	$98,386
Accrued liabilities	309,018	351,849
Derivative instruments	54,168	42,066
Revenue payable	194,695	187,273
Total current liabilities	658,298	679,574
Long-term debt:
Principal	1,500,000	1,500,000
Less – unamortized debt issuance costs and discount	(12,670)	(13,080)
Long-term debt, net	1,487,330	1,486,920
Deferred income taxes	158,511	101,618
Derivative instruments	3,980	4,268
Other liabilities	200,652	201,981
Total liabilities	2,508,771	2,474,361

Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 95,433,321 and 95,437,434 shares issued, respectively	954	954
Additional paid-in capital	2,761,567	2,764,384
Retained earnings (accumulated deficit)	(12,937)	(199,259)
Accumulated other comprehensive income	2,009	2,199
Total stockholders' equity	2,751,593	2,568,278
	$5,260,364	$5,042,639